EXHIBIT A

JOINT FILING AGREEMENT

Manulife Financial Corporation and Manulife Investment Management (US) LLC agree that the Schedule 13G (Amendment No.9) to which this Agreement is attached, relating to the Common Stock of SB Financial Group, Inc., is filed on behalf of each of them.

Manulife Financial Corporation
May 6, 2026
Date
/s/ Graham Miller
Signature
Graham Miller / Agent*
Name / Title
Manulife Investment Management (US) LLC
May 6, 2026
Date
/s/ Paul Donahue
Signature
Paul Donahue / Chief Compliance Officer
Name / Title

*Signed pursuant to a Power of Attorney dated January 17, 2018 included as Exhibit A to Schedule 13F- NT filed with the Securities and Exchange Commission by Manulife Financial Corporation on January 29, 2018.